Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-184360) pertaining to the Amended and Restated 2006 Incentive Compensation Plan, the 2012 Incentive Compensation Plan, and the 2012 Employee Stock Purchase Plan of LifeLock, Inc.

(2)	Registration Statement (Form S-8 No. 333-194740) pertaining to the 2012 Incentive Compensation Plan and 2012 Employee Stock Purchase Plan of LifeLock, Inc.

(3)	Registration Statement (Form S-8 No. 333-194741) pertaining to the Lemon, Inc. 2008 Equity Incentive Plan of LifeLock, Inc.;

(4)	Registration Statement (Form S-8 No. 333-206118) pertaining to the 2012 Incentive Compensation Plan and the 2012 Employee Stock Purchase Plan of LifeLock, Inc.
of our reports dated February 23, 2016 with respect to the consolidated financial statements and schedule of LifeLock, Inc. and the effectiveness of internal control over financial reporting of LifeLock, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Phoenix, Arizona
February 23, 2016